EXHIBIT 7
                         CONSENT OF EDWIN L. KERR, ESQ.

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To Whom It May Concern:

     I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-58757) filed by Phoenix Home Life Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.



                                         Very truly yours,


Dated April 27, 1999                     /s/ Edwin L. Kerr
                                         Edwin L. Kerr, Counsel
                                         Phoenix Home Life
                                         Mutual Insurance Company